Exhibit 99.1

Ulta Beauty Announces CFO Transition Process

Chris Lialios, Senior Vice President – Controller, Appointed Interim CFO

Company Reaffirms Fiscal 2025 Guidance

BOLINGBROOK, Ill. June 25, 2025 – Ulta Beauty, Inc. (NASDAQ: ULTA), today announced that Chris Lialios, the company’s Senior Vice President – Controller, has been named Interim Chief Financial Officer, effective immediately. Mr. Lialios succeeds Paula Oyibo, who has left Ulta Beauty. The company has commenced an external search for a permanent successor with the assistance of a leading executive search firm.

Mr. Lialios has served as Senior Vice President – Controller since 2018 with responsibility for the company’s financial reporting, internal controls, and accounting policy. Mr. Lialios joined Ulta Beauty in 1999 as assistant controller, where he led finance transformation efforts across the company, and has held leadership positions of increasing responsibility within Ulta Beauty’s accounting and finance organization since that time. He is a Certified Public Accountant and holds a B.S. in Accounting from the University of Illinois Chicago and an M.B.A. from Webster University.

“Chris has been a respected leader on Ulta Beauty’s finance team for more than 25 years, and we are thankful to him for stepping into this important interim role as we conduct a search for our next CFO,” said Kecia Steelman, president and chief executive officer. “We’re confident that his deep familiarity with our business coupled with his financial expertise and leadership style will ensure a smooth transition as we continue to execute our Ulta Beauty Unleashed plan.”

“On behalf of the Ulta Beauty team and our Board of Directors, I want to thank Paula for her contributions and dedication to our company, guests and associates over the past six years, including serving as our CFO. We wish Paula all the best in her future endeavors,” Steelman continued.

“It has been my honor to serve as CFO for Ulta Beauty,” said Paula Oyibo, chief financial officer. “I am extremely proud of our team’s accomplishments and believe Ulta Beauty is well-positioned to execute the Ulta Beauty Unleashed plan.”

In conjunction with this announcement, the company reaffirmed the guidance for fiscal 2025 provided in the company’s press release issued on May 29, 2025, including the company’s expectation that comparable store sales growth will be between 0% and 1.5%, operating margin will be between 11.7% and 11.8%, and diluted EPS will be between $22.65 and $23.20.

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful. Ulta Beauty is the largest specialty U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services. In 1990, the company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together All Things Beauty. All in One Place®. Today, Ulta Beauty operates 1,451 retail stores across 50 states and distributes its products through its website, which includes a collection of tips, tutorials, and social content. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “will”, “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

●	macroeconomic conditions, including inflation and elevated interest rates, as well as prior labor, transportation, and shipping cost pressures, have had, and may continue to have, a negative impact on our business, financial condition, profitability, and cash flows (including future uncertain impacts, especially when combined with increased tariffs);
●	changes in the overall level of consumer spending and volatility in the economy, including as a result of macroeconomic conditions, tariffs, and geopolitical events;
●	our ability to sustain our growth plans and successfully implement our long-range strategic and financial plan;
●	the ability to execute our operational excellence priorities, including continuous improvement and supply chain optimization;
●	our ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
●	the possibility that we may be unable to compete effectively in our highly competitive markets;
●	the possibility of significant interruptions in the operations of our distribution centers, fast fulfillment center, and market fulfillment centers;
●	the possibility that cybersecurity or information security breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information;
●	the possibility of material disruptions to our information systems, including our Ulta.com website and mobile applications;
●	the failure to maintain satisfactory compliance with applicable privacy and data protection laws and regulations;

●	changes in the good relationships we have with our brand partners, our ability to continue to obtain sufficient merchandise from our brand partners, and/or our ability to continue to offer permanent or temporary exclusive products of our brand partners;
●	our ability to effectively manage our inventory and protect against inventory shrink;
●	changes in the wholesale cost of our products and/or interruptions at our brand partners’ or third-party vendors’ operations;
●	epidemics, pandemics or natural disasters, which could negatively impact sales;
●	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;
●	our ability to attract and retain key executive personnel;
●	the impact of climate change on our business operations and/or supply chain;
●	our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs;
●	a decline in operating results which could lead to asset impairment and store closure charges; and
●	other risk factors detailed in the company’s public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Kiley Rawlins, CFA

Vice President, Investor Relations

krawlins@ulta.com

Media Contact:

Crystal Carroll

Senior Director, Public Relations

ccarroll@ulta.com